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                                                                   EXHIBIT 10.11

                          MASTER DEMAND PROMISSORY NOTE

$2,000,000.00                    CLEVELAND, OHIO                 AUGUST 28, 2002

         ON DEMAND, the undersigned, NATIONAL INTERSTATE CORPORATION (herein called "Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, Cleveland, Ohio at its main office (herein called "Bank"), the lesser of (1) Two Million Dollars ($2,000,000.00) or (2) the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to a line of credit evidenced by the Bank's letter to Borrower dated August 28, 2002, including all reaffirmations, renewals, and modifications thereof, the terms, conditions, and provisions of which are hereby incorporated by reference as though fully rewritten herein (herein called "Line Facility"), together with interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) on the daily unpaid principal balance hereof from the respective date or dates upon which such advances are made, payable on the first day of each month beginning September 1, 2002, and on demand, at a rate per annum determined in accordance with the attached "Interest Rate Appendix", which is incorporated herein as if fully rewritten.

         Prior to a demand for payment of the entire unpaid balance due upon this Note, if any payment of principal or interest is not paid when due Borrower shall pay Bank a late fee equal to the greater of ten percent (10%) of the amount of such payment or twenty five dollars ($25). After demand, the unpaid principal of and accrued interest on this Note shall, until paid, bear interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) at a rate per annum equal to the greater of three percent (3%) in excess of the Prime Rate, which rate shall be adjusted immediately and correspondingly with each change in the Prime Rate, but in no event shall the interest rate on this Note exceed the highest rate permitted by law on the date of demand for payment of this Note. The Prime Rate of Bank is defined as that rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

         This Note shall serve as a master note and shall evidence all advances to Borrower under the Line Facility. Bank is authorized to endorse on a schedule to be attached to this Note or on other business records of the Bank an appropriate notation evidencing each advance made by Bank and each payment of principal and interest received by Bank. In the event of any discrepancy between the principal balance indicated on such records of the Bank and in any records of Borrower, the principal balance indicated on such records of the Bank shall prevail absent manifest error.

         Without limitation upon Bank's right at any time and for any reason to demand payment on this Note, at the option of Bank, all Obligations shall become immediately due and payable without notice or demand upon the occurrence of any of the following Events of Default: (a) default in the payment or performance of any Obligation when it becomes due, (b) untruthfulness, proved to the satisfaction of Bank, of any statement, representation, or certification contained in any financial statement, credit application, or other document given by Borrower in connection with any advance evidenced by this Note, (c) material breach by Borrower of any provision, agreement, warranty, or covenant set forth in this Note, in any other instrument, document, or agreement evidencing or relating to any Obligation, or in any mortgage deed, assignment, pledge, or security agreement given as or evidencing security for any Obligation of Borrower, or (d) dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, failure or inability of Borrower to pay its debts as they come due, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower. "Obligations" means this Note and every other obligation, indebtedness, and liability of the Borrower to Bank, whether joint or several, absolute or contingent, due or to become due, and whether heretofore or hereafter contracted or existing and in whatsoever manner acquired by or accruing to Bank, whether before or after maturity and whether the same may have been or shall be participated, in whole or in part to others, and including all amendments, extensions, and renewals thereof, and "Obligation means any of the Obligations".

         Wherever used in this Note, the term "Bank" shall include any holder of this Note. Borrower waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other person primarily or secondarily liable, Borrower



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understands and agrees that this Note is subject to and shall be construed according to the laws of the State of Ohio, without regard to principles of conflict of laws.

         Any deposits or sums at any time credited by or due from Bank to the Borrower and any securities or other personal property of the Borrower in the possession of Bank may at all times be held and treated as additional security for the payment of the Obligations. Upon the occurrence and continuance of an Event of Default (as defined above), Bank may apply or set off such deposits or other sums against the Obligations at any time in the case of Borrower.

         Any waiver of Bank's rights hereunder must be in writing and signed by Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         Any notice required or authorized to be given to Borrower pursuant to the provisions of this Note shall be sufficiently given when such notice is either delivered, sent by telegram, or mailed (deposited for delivery, postage prepaid, by U.S. registered or certified mail, return receipt requested) to Borrower either at the address set forth below (as modified by any change therein which Borrower has supplied in writing to Bank) or at any other address at which Bank customarily communicates with Borrower.

         If any provision of this Note, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof made, assumed, entered into, or taken hereunder or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision or any other covenant, stipulation, obligation, agreement, act, or action or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Such illegality or invalidity of any application of any provision hereof shall not affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act, or action, or part shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

         The relationship between Borrower and Bank with respect to this Note and any writing executed or delivered in connection herewith is and shall be solely that of debtor and creditor, respectively, and Bank has no fiduciary obligation toward Borrower with respect to any such document or the transactions contemplated thereby.

         This Note and any agreement, document or instrument referred to herein or executed on or as of the date hereof integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         Borrower agrees to promptly reimburse Bank for all reasonable costs and expenses, including reasonable attorney's fees, incurred by Bank in connection with any collection proceedings as a result of nonpayment of this Note, as and when due and payable.

         Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Bank. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Note to Bank. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         Borrower authorizes any attorney-at-law to appear for Borrower in any court of record in the State of Ohio after this Note becomes due and waive the issuing and service of process and confess judgment against Borrower in favor of Bank for the amount then appearing due, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason. Bank may thereafter use the foregoing warrant of attorney to obtain any additional judgments against Borrower. Borrower agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.




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         Borrower, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Bank and Borrower arising out of, in connection with, related to, or incidental to the relationship established between Borrower and Bank in connection with this Note or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this Note, or any other agreement, instrument or document related thereto.

         WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE. FOR THE PURPOSES OF THIS NOTICE "YOU" AND "YOUR" MEANS THE BORROWER, AND "HIS" AND "CREDITOR"MEANS THE BANK.

BORROWER:                                   NATIONAL INTERSTATE CORPORATION


                                            By:  /s/ Gary N. Monda
                                                 ---------------------------
                                                 Name:  Gary N. Monda
                                                        --------------------
                                                 Title: Vice President & CFO
                                                        --------------------
                                            Address:   3250 Interstate Drive
                                                       Richfield, Ohio 44286



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                             INTEREST RATE APPENDIX
                                       TO
                          MASTER DEMAND PROMISSORY NOTE
                              DATED AUGUST 28, 2002
                         NATIONAL INTERSTATE CORPORATION

A.       Interest Rate.

(a)      Defined Terms. As used herein:

         "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any Libor Rate Loan, on which dealings are carried on in the London interbank Eurodollar market.

         "Interest Period" means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, continued, or convened and ending on the last day of such period as selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Borrower pursuant to the provisions below. The duration of each Interest Period for any Libor Rate Loan shall be one, two, or three months, in each case as the Borrower may select upon notice, as set forth in (c) below, provided that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day; provided that if such extension of time would cause the last day of such Interest period for a Libor Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         "Libor Rate" means, for any interest Period for any Libor Rate Loan, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal at all times during such interest Period to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two Business Days prior to the first day of such Interest Period in an amount and maturity of such Libor Rate Loan, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the Libor Reserve Requirements current on the date two Business Days prior to the first day of such Interest Period.

         "Libor Rate Loan" means any Loan that bears interest with reference to the Libor Rate.

         "Libor Reserve Requirements" means, for any Interest Period for any Libor Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

         "Loan" means any Libor Rate Loan or Prime Rate Loan evidenced by the Note.

         "Note" means the Master Demand Promissory Note in the amount of $2,000,000.00, dated August 28, 2002, executed by the Borrower in favor of the Bank.

         "Prime Rate Loan" means any Loan that bears interest with reference to the Prime Rate.

         "Prime Rate" of Bank is defined as that rate established from time to time by the Bank as the Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit. In the event of any change in the Prime Rate, the rate of interest upon such Loan shall be adjusted to immediately correspond with such change, except such interest rate shall not exceed the highest rate permitted by law.





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(b)            Interest Rate. The Loan shall bear interest prior to maturity at a rate per annum, selected by the Borrower pursuant to (c) below, equal to (i) the Prime Rate minus one half of one percent (.50%) or (ii) the Libor Rate plus two and one half percent (2.50%).

(c) Loans; Loan Conversions. The outstanding principal amount of the Loan may be made or converted into a Prime Rate Loan on such Business Day and in such amount as the Borrower shall request by written notice given to the Bank no later than 11:00 a.m. (Cleveland, Ohio time) on the date of disbursement of or conversion into the requested Prime Rate Loan. Provided that no Event of Default or any potential default as defined in the Note, has occurred and is continuing, the outstanding principal amount of the Loan may be made or continued as or converted into a Libor Rate Loan on such Business Day, in such amount (equal to $100,000.00 or an integral multiple thereof), and with such an Interest Period as the Borrower shall request by written notice given to the Bank no later than 11:00 a.m. (Cleveland, Ohio time) on the second Business Day prior to the date of disbursement or continuation of or conversion into the requested Libor Rate Loan. Each written notice of any Libor Rate Loan shall be irrevocable and binding on the Borrower and Borrower shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to consummate such transaction, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund the Loan. A certificate as to the amount of such loss or expense submitted by the Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. In the event that the Borrower fails to provide the Bank with the required written notice, the Borrower shall be deemed to have given a written notice that such Loan shall be converted to a Prime Rate Loan on the last day of the applicable Interest Period. The Borrower may not elect the Libor Rate if U.S. dollar deposits are not available to the Bank in the London Eurodollar Interbank Market for the period and in the amount requested by the Borrower.

(d)               Additional Costs.

                  (i) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of making, funding or maintaining Loans, then the Borrower shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to reimburse the Bank for any such additional costs. A certificate of the Bank submitted to the Borrower as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Borrower to the Bank within five
         (5) Business Days after the Bank notifies the Borrower of any such additional costs pursuant to this paragraph (b), the Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion or any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                  (ii) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Bank, the Borrower shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Loans




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         (or commitment to make the Loans). A certificate of the Bank submitted to the Borrower as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Borrower to the Bank within five (5) Business Days after the Bank notifies the Borrower of any such additional costs pursuant to this paragraph (b), the Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(e) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Bank to perform its obligations hereunder to make, continue, or convert Libor Rate Loans hereunder, then, (a) on notice thereof by the Bank to the Borrower, the obligation of the Bank to make or continue a Loan of a type so affected or to convert any type of Loan into a Loan of a type so affected shall terminate and the Bank shall thereafter be obligated to make Prime Rate Loans whenever any written notice requests any type of Loans so affected and (b) upon demand therefor by the Bank to the Borrower, the Borrower shall either (i) forthwith prepay in full all Loans of the type so affected then outstanding, together with interest accrued thereon or (ii) request that the Bank, upon four (4) Business Days' notice, convert all Loans of the type so affected then outstanding into Loans of a type not so affected. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

B.       Interest Payments.

         The Borrower shall pay to the Bank interest on the unpaid principal balance of each Prime Rate Loan on the first day of each month, beginning September 1, 2002. The Borrower shall pay to the Bank interest on the unpaid principal balance of each Libor Rate loan on (i) the date such Loan is converted to a Prime Rate Loan, or (ii) the last day of the applicable Interest Period of such Loan, whichever is earlier.

C.       Prepayment.

         The Borrower may prepay any Prime Rate Loans in whole, or in part, at any time or times upon not less than one (1) Business Days' prior notice made by telephone to the Bank. The Borrower may prepay any Libor Rate Loan, in whole or in part, in the minimum principal amount of $100,000.00, only on the last day of the Interest Period applicable to such Loan upon not less than three (3) Business Days' prior written notice given to the Bank.

D.       Computation of Interest and Fees.

         Interest on each Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest on unpaid fees and the Prepayment Premium, if any, hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.



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